SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2003

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 774-3244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

I-many, Inc., a Delaware corporation (“I-many”), is filing this current report on Form 8-K for the purpose of reporting that the United States District Court for the Northern District of Ohio, Eastern Division, has issued a ruling in the lawsuit brought by Accelerated Systems Integration, Inc., one of I-many’s resellers (“ASI”), against I-many, Neoforma, Inc. (“Neoforma”) and Neocars Corporation (“Neocars”). On October 31, 1003, the Court denied ASI’s request for a preliminary injunction to prevent consummation of the proposed sale of I-many’s health and life sciences business to Neoforma and Neocars.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MANY, INC.

Date: November 3, 2003	By:	/s/ ROBERT G. SCHWARTZ, JR.
Robert G. Schwartz, Jr. Vice President, General Counsel and Secretary